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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cityscape Financial Corp.:

     We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated April 2, 1996, relating to the consolidated statements of financial condition of Heritable Finance Limited as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1996 annual report on Form 10-K of Cityscape Financial Corp.

                                          /s/ KPMG
                                          --------------------------------------
                                          KPMG
                                          Chartered Accountants
                                          Registered Auditors
London, United Kingdom
September 19, 1997